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EXHIBIT 10.32

                                 PROMISSORY NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

                           CONVERTIBLE PROMISSORY NOTE

DATE OF ISSUANCE: MARCH 23, 2005
                                                            DUE:  US $383,910.72

         THIS CONVERTIBLE PROMISSORY NOTE issued by New Visual Corporation, a Utah corporation (the "Maker"), relates to the principal amount of the debt of US $383,910.72 (the "Principal Debt") owed by the Maker to Ray Willenberg, Jr. whose address is 7825 Fay Avenue, Ste. 200, La Jolla, CA 92037 (hereinafter, along with all subsequent holders of this Note, the "Payee").

         For value received, the Maker, hereby promises to pay to the order of the Payee, the Principal Debt (without interest) as set forth below.

1. Commencing April 1, 2005 the Maker shall pay to Payee a monthly amount not less than the monthly base salary paid to Maker's Chief Executive Officer. However, if the Maker determines in its sole discretion that it has the financial resources available it shall pay to Maker up to $20,833 per month.

2. Transfer

         This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state securities laws. In the event of any proposed transfer of this Note, the Maker may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state securities laws. Prior to due presentment for transfer of this Note, the Maker and any agent of the Maker may treat the person in whose name this Note is duly registered on the Maker's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary.

3. Conversion

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         (i) The Payee may, at its option and subject to the provisions of this
Section 3, convert all or a portion of this Note into shares of Common Stock of the Maker, ("Common Stock"), based on the closing price of the Common Stock on the Conversion date (as defined below) as quoted by Bloomberg or equivalent service (the "Conversion Shares").

         (ii) Conversion shall be effectuated by delivery of the Notice of Conversion attached hereto as Appendix A (the "Notice of Conversion"), and accompanied, if required by Maker by proper assignment hereof in blank. Upon such conversion, the outstanding principal amount of the Note shall be properly adjusted. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Payee faxes or otherwise delivers the Notice of Conversion, duly executed, to the Maker, provided that the Payee shall deliver to the Maker the original notes being converted within five (5) business days thereafter. Replacement Notes shall be issued reflecting the then outstanding amounts on the Note following such conversion. Certificates representing Common Stock issued upon conversion (hereinafter the "Conversion Shares") will be delivered within seven (7) business days from the date later of the Notice of Conversion is delivered to the Maker.

4. Payment Terms

         4.1 Prepayment. The amount outstanding on this Note may be prepaid in whole or in part at any time or times at the option of Maker without penalty.

         4.2 Business Days. If any payment shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of New York or the United States, such payment shall be due and made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

         4.3 All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

5. Registration Rights.

         Piggyback Registration. If at any time Maker proposes to register any of its Common Stock in connection with a public offering of such Common Stock for its own account or for the accounts of its stockholders, then the Maker will, at least 30 days before filing the registration statement with respect thereto, give Payee written notice of such proposal. The Maker will use its best efforts to cause to be registered in connection with such public offering all of the Conversion Shares that Payee requests in writing to be registered. Notwithstanding the foregoing, if the managing underwriter(s) advise(s) the Payee that the total amount of Common Stock which all of the selling stockholders (including Payee) and the Maker intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Common Stock to be offered for the account of each selling stockholder will be reduced pro rata (based upon the amount of Common Stock each such selling stockholder sought to include in the offering) to the extent necessary to reduce the total amount of Common Stock to be included in the offering to the amount recommended by such managing underwriter(s).

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6. No recourse shall be had for the payment of the principal of this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Maker or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. The Payee, by acceptance hereof, agrees that this Note is being acquired for investment and that Payee will not offer, sell or otherwise dispose of this Note or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of applicable securities laws including without limitation, the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

8. The following shall constitute an "Event of Default":

                  a. The Maker shall default in the payment of principal or other amount hereunder and such default shall continue for a period of 7 days; or

                  b. Any of the representations or warranties made by the Maker herein or in any certificate or financial or other written statements heretofore or hereafter furnished by the Maker in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

                  c. The Maker shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Note and such failure shall continue uncured for a period of five (5) business days after written notice from the Payee of such failure; or

                  d. The Maker shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  e. A trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

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                  f.       Any governmental agency or any court of competent
                           jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker and shall not be dismissed within sixty (60) days thereafter; or

                  g. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Maker and, if instituted against the Maker, shall not be dismissed within thirty (30) days after such institution or the Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Payee and in the Payee's sole discretion, the Payee may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Payee may immediately enforce any and all of the Payee's rights and remedies provided herein or any other rights or remedies afforded by law.

9. Waivers and Consents.

         Maker hereby waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consents to and waives notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. The pleading of any statute of limitations as a defense to any demand against Maker is expressly waived by each and all of said parties to the fullest extent permitted by law. The waiver by Payee of any breach or violation of, or default under, any provision of this Note shall not be a waiver by such party of any other provision or of any subsequent breach or violation of this Note or default hereunder.

10. Governing Law and Venue.

         This Note is governed by and is to be construed and enforced in accordance with the laws of the State of California. Any litigation or arbitration between the parties, which arises out of this Note, shall be instituted and prosecuted only in the appropriate court situated in San Diego. Notwithstanding the foregoing, the Payee may take such actions in a foreign jurisdiction which the Payee deems necessary and appropriate to enforce or collect any court judgment in any dispute arising out of this Note or to seek and obtain other relief as is necessary to enforce the terms of this Note.

11. Payee's Rights and Remedies.

         The rights, powers and remedies of Payee under this Note shall be in addition to all rights, powers and remedies given to Payee by virtue of any statute or rule of law. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Payee's sole discretion. Any forbearance, failure or delay by Payee in exercising any right, power or remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived in writing executed by Payee.

12. Costs; Attorneys' Fees.

         Maker agrees to pay the following costs, expenses, and attorneys' fees paid or incurred by any holder of this Note, or adjudged by a Court: (a) all costs of collection, costs, expenses, and attorneys' fees paid or incurred in connection with the collection or enforcement of this Note if Payee is the prevailing party, whether or not suit is filed; and (b) costs of suit and such other sum as the Court may adjudge as attorneys' fees in an action to enforce payment of this Note or any part of it, if the Payee is the prevailing party.

13. Reservation of Shares.

         The Maker hereby agrees that at all times during the term of this Note there shall be reserved for issuance upon conversion of this Note such number of shares of its Common Stock as shall be required for issuance upon exercise of this Note.

14. Successors and Assigns.

         Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns. This Note shall become due and payable upon the death of the Payee.

         IN WITNESS WHREOF, this Note has been executed and delivered as of the date first above written by the duly authorized representative of Maker.

NEW VISUAL CORPORATION

By: /s/ Brad Ketch                                  /s/ Ray Willenberg, Jr.
-----------------------                             ----------------------------
Name: Brad Ketch                                    Ray Willenberg, Jr.
Title: Chief Executive Officer


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                                   Appendix A
                              NOTICE OF CONVERSION

         The undersigned hereby irrevocably elects to exercise the right, represented by the Promissory Note dated as of February __, 2004, to convert $______ owed under the Promissory Note into shares of the Common Stock of
__________.

         Please deliver the stock certificate to:

Dated: ______________________

____________________________
[Name of Holder]
By: _________________________